UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

EMEREN GROUP LTD

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-33911	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Water Street, Suite 302 Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 925-425-7335

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 10 shares, no par value per share	SOL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 28, 2025, the Company issued a press release announcing its preliminary financial results for the first quarter of 2025. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 2.02, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On March 28, 2025, Emeren Group Ltd. (the "Company") announced that Mr. Yumin Liu, Chief Executive Officer (“CEO”), will step down from his role effective April 30, 2025. The Board of Directors has appointed Ms. Julia Xu, currently an independent director, as Interim CEO, effective May 1, 2025. The Company has initiated a formal search for its next Chief Executive Officer and is considering both internal and external candidates.

Mr. Liu has served as CEO for over five years, during which he played a key role in advancing Emeren’s strategic focus on high-margin growth and capital-efficient development. He will remain with the Company through the end of April to ensure a smooth transition.

Ms. Julia Xu, 53, will assume the role of Interim CEO on May 1, 2025. A member of Emeren’s Board of Directors, Ms. Xu brings deep experience in the financial markets and international business leadership. She is the Founder and Managing Director of Oravida, a New Zealand-based group focused on premium food branding and cross-border market strategy. Earlier in her career, she served as Chief Financial Officer of Emeren Group Ltd, and held senior financial roles at Deutsche Bank Hong Kong, Bankers Trust, and Lehman Brothers.

In connection with her appointment as Interim CEO, Ms. Xu will receive a fee of $60,000 for the initial term of four months, payable in equal monthly installments in arrears within 30 days at the start of a new month. Ms. Xu will be responsible for her own tax obligations on this fee. This fee covers all duties associated with her role as Interim CEO. Additionally, she will continue to receive her monthly director’s fee and compensation for service on any Board committee.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Ms. Xu or any members of her immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Ms. Xu and any of the Company’s directors or executive officers. The appointment of Ms. Xu was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Item 8.01 Other Events.

On March 17, 2025, the Company received a going-private proposal. In response, the Board of Directors has formed a Special Committee composed of its three independent directors: Martin Bloom, Ramnath Iyer, and Ramakrishnan (Ramki) Srinivasan, to evaluate the proposal and oversee related considerations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding executive transitions, financial performance, and strategic initiatives. Forward-looking statements reflect management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, changes in market conditions, execution of strategic plans, and other factors described in Emeren’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements after the date hereof, except as required by law.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by Emeren Group Ltd on March 28, 2025

10.1	Temporary Amendment of Contract - Appointment as Interim CEO of Emeren Group Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMEREN GROUP LTD

Date: April 3, 2025	By:	/s/ Ke Chen
Ke Chen
Chief Financial Officer